UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2022

Rockwell Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 S. Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices, including zip code)

(248) 960-9009

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each exchange on which registered
Common Stock, par value $0.0001	RMTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On May 12, 2022, Rockwell Medical, Inc. (the “Company”) filed an amendment to the certificate of incorporation of the Company (the “Stock Split Amendment”) with the Secretary of State of the State of Delaware to effect a reverse stock split of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a ratio of 1-for-11 (the “Reverse Stock Split”). The shares of Common Stock listed on The Nasdaq Capital Market commenced trading on The Nasdaq Capital Market on a post-Reverse Stock Split adjusted basis at the open of business on May 13, 2022 at which time the Common Stock was represented by a new CUSIP number, 774374300.

At the 2022 annual meeting of the Company’s stockholders held on May 9, 2022 (the “Annual Meeting”), the Company’s stockholders approved the adoption of an amendment to the Company’s certificate of incorporation, to effect a reverse stock split at a ratio of not less than 1-for-2 and not more than 1-for-15, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of the Board of Directors of the Company (the “Board”) at any time prior to December 31, 2022 with no change to the number of authorized shares.

On May 9, 2022, the Board approved the Reverse Stock Split. As a result of the Reverse Stock Split, the number of issued and outstanding shares of Common Stock immediately prior to the Reverse Stock Split was reduced to a smaller number of shares, such that every 11 shares of Common Stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of Common Stock. Immediately following the Reverse Stock Split there were aproximately 8.5 million shares of Common Stock outstanding.

No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number, and each stockholder who would otherwise be entitled to a fraction of a share of Common Stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) was, in lieu thereof, entitled to receive a cash payment determined by multiplying the closing trading price per share of the common stock (as adjusted for the reverse stock split) on the Nasdaq Capital Market on the trading day immediately preceding the effective time of the reverse stock split, by the fraction of a share of Common Stock to which each stockholder would otherwise be entitled.

The foregoing description of the Stock Split Amendment is not complete and is subject to and qualified in its entirety by reference to the Stock Split Amendment, a copy of which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 5.03 Amendments to Certificate of Incorporation.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation of Rockwell Medical, Inc. related to the Reverse Stock Split, dated May 12, 2022
104	104 Cover Page Interactive Data File, formatted in INline XBRL and included as Exhibit 101.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: May 13, 2022	By:	/s/ Russell Skibsted
Russell Skibsted
Chief Financial Officer